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FOR IMMEDIATE RELEASE

Contact:         Lawrence Watts
                 CORAM HEALTHCARE
                 (303) 672-8728

                 Heidi Boenisch/Loree Bowen
                 PAINE & ASSOCIATES
                 (714) 755-0400


                     CORAM COMPLETES PURCHASE OF CAREMARK'S
                            HOME IV THERAPY BUSINESS


DENVER, APRIL 6, 1995 -- Coram Healthcare Corp. (NYSE:CRH) today announced that it has completed the previously announced acquisition of Caremark's (NYSE:CK) home IV therapy business. The acquisition included Caremark's domestic home infusion, acute intravenous immune globulin, women's health and Home Care Management System (HCMS) businesses.

         "With the completion of this acquisition, Coram has become the leading provider of alternate site IV therapy," said James M. Sweeney, Coram's chairman and CEO. "We have the resources needed to work with large health insurers, managed care providers and hospital companies that are looking for ways to deliver health care more efficiently on a national scale."

         Coram, headquartered in Denver, is a leading provider of alternate site patient care. Coram's name, which is Latin for "openly, face-to-face," reflects its mission: to work with patients, physicians, managed care, and other providers to develop new and better models of care, for those with serious or chronic medical problems.

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COR-1DAB.DAM